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                                                                     EXHIBIT 5.1




                                           April 30, 1998



Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 91720

Ladies and Gentlemen:

         We have acted as counsel to Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on April 30, 1998, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Watson's (i) unsecured debt securities ("Debt Securities"), in one or more series, which may be senior or subordinated in priority of payment (the subordinated Debt Securities may be convertible or exchangeable into common stock, par value $0.0033 per share, of Watson ("Common Stock")), (ii) shares of Common Stock and
(iii) shares of Preferred Stock (such Debt Securities, Common Stock and Preferred Stock are collectively referred to herein as the "Securities"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and Bylaws of Watson, each as amended to the date hereof, (ii) the Senior Indenture (the "Senior Indenture") to be entered into between Watson and First Union National Bank ("First Union") in the form included as an exhibit to the Registration Statement, (iii) the records and opinion of Kummer Kaempfer Bonner & Renshaw, Nevada counsel, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), has properly become effective; (ii) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement; (iv) the Senior Indenture will be duly authorized, executed and delivered by Watson and a trustee qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in substantially the form reviewed by us; and (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Watson and the other parties thereto.






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         Based on the foregoing, we are of the opinion that:

         1. Watson has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

         2. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the TIA;
(ii) the Board of Directors of Watson or a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Watson and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Watson; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of Watson, enforceable against Watson in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture.

         3. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) a subordinated debt indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such subordinated debt securities, the terms of the offering thereof and related matters; (iii) the terms of such subordinated debt securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Watson and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Watson; and (iv) such subordinated debt securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of an applicable subordinated debt indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, such subordinated debt securities will be legally issued and will constitute valid and binding obligations of Watson, enforceable against Watson in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of an applicable subordinated debt indenture.

         4. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration





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therefor (not less than the par value of the Common Stock) provided for therein, and (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock) the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         5. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing opinions are limited in all respects to the laws and regulations of the United States. With respect to any opinions concerning Nevada corporate law involved in our opinions set forth herein, please be advised that no member of this firm is admitted to practice in the State of Nevada and that such opinions are based on the opinion issued by Kummer Kaempfer Bonner & Renshaw, Nevada special counsel.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

                                    Very truly yours,



                                    D'ANCONA & PFLAUM